EXHIBIT 10.3

AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 TO THAT CERTAIN SHARE EXCHANGE AGREEMENT (this “Amendment”), dated as of March __, 2010, is entered into by and among INDUSTRY CONCEPT HOLDINGS, INC., f/k/a YOUR WAY HOLDING CORP., a Colorado corporation (“YWH”), INDUSTRY CONCEPTS LLC, a California limited liability company (“IC”) and PRIMP LLC, a California limited liability company (“PRIMP’):

WHEREAS, the parties hereto entered into a Share Exchange Agreement dated as of October 29, 2009, pursuant to which YWH did agree to acquire all of the issued and outstanding member interests from both IC an Primp in exchange for shares of YWH’s Common Stock, subject to receipt by YWH of audited financial statements from IC and Primp that conformed with the financial condition as represented by IC and Primp to YWH (the “Agreement”).

WHEREAS, the audited financial statements of IC failed to adhere to the representations made by IC to YWH and YWH and IC have agreed to terminate the provisions of the Agreement relating to the acquisition of IC by YWH and relevant thereto, amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants other agreements contained in this Amendment, the parties hereto hereby agree to amend the Agreement as follows:

1.         Defined Terms; Conflicting Documents. All references in the Agreement to “EXCHANGING COMPANIES” shall be replaced by “Primp.” All references to the plural shall be construed in the singular. All other capitalized terms used but not defined herein shall have the meaning set forth in the Agreement. In the event of any conflict between the Agreement and this Amendment, this Amendment shall prevail and govern.

2.         Amendment to Section 1.3 Purchase Price. Section 1.3 is hereby amended in its entirely, to read as follows: Purchase Price. The aggregate purchase price (“Purchase Price”) for the Member Interest shall be Four Million (4,000,000) shares of common stock of YWH (the “YWH Shares”). On the Effective Date, the YWH Shares to be issued to the Members shall be issued to each respective Member in proportion to their respective ownership of Primp as described in Schedule 1.3.

          3.            Amendment to Section 2.7 Capitalization of Primp. Section 2.7(b) of the Agreement is deleted in its entirety.

          4.            Section 8.1 Termination. Pursuant to Section 8.1(b) of the Agreement, YWH hereby terminates the Agreement as the same pertains to IC.

5.         Amendment to Section 9.11 Release of YWH by IC (new section): The following provisions are hereby added to the Agreement as Section 9.11:

“In exchange for good and valuable consideration, the receipt of which is hereby acknowledged, in settlement of all disputes, obligations, commitments, or otherwise (“Consideration”) between YWH and IC arising out of events occurring on or before the date set forth below (the “Execution Date”), the undersigned and each of his/her/its heirs, legal representatives, assigns, officers, directors, stockholders and affiliates (collectively the “Releasors”) releases and discharges any and all claims or demands, of any type or description, for, upon or by reason of any act, omission, transaction or occurrence up to and including Execution Date, including, but not limited to, ANY NEGLIGENCE OF ANY RELEASED PARTY PRIOR TO AND INCLUDING THE DATE SET FORTH ABOVE, whether known or unknown, that have been asserted or could have been asserted against Your Way Holding Corp. a Colorado corporation, Your Way Gourmet, Inc., a Colorado corporation, and each of their respective officers, directors, agents, trustees, administrators, attorneys, independent contractors, stockholders, employees, and affiliates and assigns (whether acting as agents for any of them or in their individual capacities) , as of the date below (collectively, the “Releasees”), from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, by reason of any act, omission, transaction or occurrence which Releasors ever had, now have or hereafter can, shall or may have against Releasees up to and including the Execution Date.

          Releasors represent and warrant that no other person or entity presently has any interest in the claims, demands, obligations or causes of action referred to in this General Release except as otherwise set forth herein and that Releasors have the sole and exclusive authority to execute this General Release and receive the consideration specified herein; and that Releasors have not sold, assigned, transferred or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in the General Release. Releasors further agree that in the event that any of the persons or parties released herein are subject to further claims by any third party, under any actual or purported lien or right of subrogation, assignment or subrogation, Releasors will fully indemnify and hold all of the Released Parties harmless from any such claims and demands, including reasonable attorneys’ fees and costs.

          The Releasors shall defend, indemnify and hold the Released Parties harmless against and respect of any damage, loss, liability, cost or expense, including reasonable attorneys fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with any claim made by Releasors as a result of executing this General Release.

          This General Release shall be binding upon and inure to the benefit of the Parties, their executors, administrators, personal representatives, heirs, successors and assigns.

This General Release may not be changed orally.

          The undersigned individually and on behalf of the Releasors represents and warrants that he has had the opportunity to consult with an attorney before signing this General Release and that he has had the opportunity to consider the terms of this General Release. The undersigned further represents and warrants that he has read this General Release in its entirety, fully understands all of its terms, and voluntarily assents to all terms and conditions contained herein.

Nothing herein shall be construed as a release of Greg Lorber, individually.

The balance of the terms included in the Agreement shall remain as stated.

IN WITNESS WHEREOF, the parties hereby execute their signatures to this Amendment, effective as of the date first written above.

INDUSTRY CONCEPT HOLDINGS, INC.

By:__s/Andrea J. Payne_________________________

Its:_Secretary_________________________________

INDUSTRY CONCEPTS LLC

By:__s/Greg Lorber____________________________

Its: Manager